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                                                                    EXHIBIT 99.1

the                                                       THE FIRST YEARS INC.
first                                                     CORPORATE HEADQUARTERS
years(R)                                                  One Kiddie Drive
Expert developed Parent preferred                         Avon, MA 02322-1711
                                                          Tel: 508-588-1220
                                                          Fax: 508-583-9067
                                                          www.thefirstyears.com
FOR IMMEDIATE RELEASE

Contact: John Beals
Senior Vice President, Finance and Treasurer
(508) 588-1220


KAPLAN AND WENZ APPOINTED DIRECTORS OF
THE FIRST YEARS INC.


AVON, MASSACHUSETTS, JANUARY 30, 2002 - The First Years Inc. (Nasdaq:KIDD) announced today that at its regularly scheduled Board meeting held last week, Beth J. Kaplan and Richard E. Wenz were appointed to serve as Directors of the Company, effective February 20, 2002.

"We are thrilled that two such highly qualified persons as Beth Kaplan and Dick Wenz will become members of our Board," commented Ronald Sidman, the Company's Chairman and Chief Executive Officer. "Each brings a record of extensive leadership and accomplishments in businesses allied to The First Years' interests."

Ms. Kaplan is currently a managing partner of Axcel Partners, LLC, a venture capital firm which focuses on early stage companies developing new technologies for retail and consumer goods. Ms. Kaplan was, from 2000 to 2001, Managing Director, Operations, of Internet Capital Group; from 1996 to 1999, Senior Executive Vice President of Rite Aid Corporation; and from 1981 to 1996, associated in various capacities with Procter & Gamble, most recently as President of its Noxell Division, the domestic cosmetics unit of Procter & Gamble. Ms. Kaplan graduated with a BS and MBA from the University of Pennsylvania's Wharton School.

Mr. Wenz is presently a consulting partner of DB Capital Partners, the private equity arm of Deutsche Bank. Mr. Wenz was, from 1997 to 2000, President and Chief Operating Officer of Safety 1st, Inc., in which capacity he was the architect of that juvenile products company's strategic and operational turnaround. From 1995 to 1997 he was a partner of The Lucas Group, a nationally recognized strategy consulting firm; from 1992 to 1994, the President and Chief Executive Officer of Professional Golf Corporation; from 1990 to 1991, Senior Vice President of Electrolux Corporation; from 1983 to 1989, Executive Vice President and Chief Financial Officer of Wilson Sporting Goods Company; and prior thereto, a partner of Arthur Young & Co, a predecessor of Ernst & Young LLP. Mr. Wenz received a BS in accounting from Northern Illinois University.

"A priority of the Nominating Committee has been to recruit highly qualified, independent persons to the Board who have knowledge of, and experience in, The First Years business segments," stated Mr. Sidman. "Beth and Dick

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bring a wealth of strategic experience to the Company's leadership. With their appointments, independent directors now hold 50% of the Board seats."

Separately, the Company announced that its 2002 Annual Stockholders meeting will be held on May 16, 2002, commencing at 10:30 a.m. in Stoughton, Massachusetts.


ABOUT THE FIRST YEARS

The First Years Inc. is a leading international marketer of feeding, soothing, play and care products for infants and toddlers. The Company's distinctive brands include: "The First Years," licenses from the Walt Disney Company and "Sesame Street," licensed from the Sesame Workshop.

Included in this release are certain "forward-looking" statements, involving risks and uncertainty, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial performance, available cash, and possible allocation of cash to its stockholders. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, which include, but are not limited to, sales of The First Years(R) brand, trends in sales of The First Years Brand and licensed products, continued success of new Disney character refreshed graphics, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, the success of new enhancements to the Company's brand image, growth in international sales, ability to attract and retain key personnel, and sales and earnings results. Information with respect to important factors that should be considered are contained in Exhibit 99 to the Company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.



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